BROOKWEINER L.L.C.[SM]
Certified Public Accountants • Business Consultants

125 South Wacker Drive • 10th Floor • Chicago, Illinois 60606-4433
Email: bwmail@brookweiner.com • Web: www.brookweiner.com
312.629.0900 • Fax: 312.629.0901

Members of the firm:
Rosanne B. Andersen
Sherwin A. Brook
Gordon M. Johnson
Elwood Kreger
Howard Leon
Donald E. Rattner
Allen D. Sered
David Weinberg
Sheldon Weiner

Robert J. Krawitz
(1942-2002)
Richard A. Sandlow
(1929-2000)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-1A of our report dated July 15, 2010, with respect to the financial statements and financial highlights of FMX Growth Allocation Fund and FMX Total Return Fund which is included in such Registration Statement and to the use of our name and the statement with respect to us, as appearing in Part B to the Registration Statement under the heading "Other Service Providers" in the Statement of Additional Information.

Chicago, Illinois
September 28, 2010